Exhibit 10.20

SUPPORT SERVICES AGREEMENT

This Support Services Agreement (the “Agreement”) is entered into effective as of February 5, 2015 (the “Effective Date”), by and between Cain, Watters & Associates, P.L.L.C, a Texas professional limited liability company (“CWA”), and Tectonic Advisors, LLC, a Texas limited liability company (“Advisors”). CWA and Advisors are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, prior to the Effective Date, the FMR (defined below) and CWA exchanged the Services (defined below); and

WHEREAS, CWA desires to continue to provide certain support services to Advisors, and Advisors desires to continue to provide certain asset management services to CWA, on the terms and conditions more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

1.           Agreement to Provide Services.

(a)       CWA hereby agrees to provide to Advisors the support services in a format and scope similar to what existed prior to the Effective Date and described more fully in Appendix A, attached hereto and incorporated herein by reference (the “Support Services”), subject to the terms and conditions set forth herein.

(b)      Advisors hereby agrees to provide to CWA the asset management services in a format and scope similar to what existed prior to the Effective Date and described more fully in Appendix B, attached hereto and incorporated herein by reference (“Management Services”). The Support Services and Management Services may be referred to collectively as the “Services”.

2.           Term. The term of this Agreement shall commence on the Effective Date and continue thereafter until the earliest of:

a.          a period mutually agreed between the Buyer (hereafter defined), Advisors and CWA after a Change of Control (hereafter defined) of Advisors; or

b.          the dissolution or liquidation of either Party.

A “Change of Control” of Advisors shall occur under the following circumstances: (i) the sale of Advisors (whether directly or indirectly), whether in a single or series of related transactions, to a third party buyer or (ii) the sale of all or substantially all of the assets of Advisors, whether in a single or series of transactions, to a third party buyer (in each case, a “Buyer”). In the event of such a sale, CWA and Advisors will negotiate with the Buyer to extend the term of this Agreement for a length of time necessary to address the interests of the Buyer in buying an ongoing business and provide a reasonable optimal price for the equityholders of Advisors.

3.           Compensation. In consideration for the Management Services rendered by Advisors to CWA under this Agreement, CWA agrees to provide the Support Services and also pay Advisors the fees and expenses as determined in accordance with Appendix C attached hereto (the “Asset Management Fee”).

4.           Confidentiality. CWA and Advisors agree that all information communicated to each other during the term of this Agreement shall be received in strict confidence and shall be used only for purposes of performing the Services and that no such information shall be disclosed by CWA, Advisors, its agents or employees without the other’s prior written consent, except to the extent required to perform the Services. Additionally, CWA and Advisors agree to take all reasonable precautions to prevent the disclosure of such information to third parties, except as may be necessary under legal, accounting or regulatory laws or requirements.

5.           Effect of Termination. Upon the termination of this Agreement, it is agreed by both Advisors and CWA that:

(a)         All records in the possession of CWA pertaining to the operation of Advisors, together with all items of personal property owned by Advisors in CWA’s possession, shall be delivered to Advisors;

(b)        All records in the possession of Advisors pertaining to the operation of CWA, together with all items of personal property owned by CWA in Advisors’s possession, shall be delivered to CWA;

(c)         Any and all fees due and payable as of the termination date shall be due and payable by CWA to Advisors; and

(d)        Neither CWA nor Advisors shall have any further right or authority to perform the Support Services.

6.          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier; (c) on the date sent by facsimile or electronic mail transmission of a PDF document (with confirmation of transmission in the case of facsimile) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6):

Notices to Advisors:

Tectonic Advisors, L.L.C.
6900 N. Dallas Parkway, Suite 500
Plano, Texas 75024
Attention: Manager
Facsimile: 972-663-3799
Email: hsherman@shermanlp.com

Notices to CWA:

Cain, Walters & Associates, P.L.L.C.
6900 N. Dallas Parkway, Suite 500
Plano, Texas 75024
Attention: Daniel C. Wicker
Facsimile: 972-663-3799
Email:  danw@cainwatters.com

Notices to Sherman:

Mr. A. Haag Sherman
2520 Pelham Drive
Houston, Texas 77019
Facsimile: 972-663-3799
Email:  hsherman@shermanlp.com

7.           Relationship of the Parties.

(a)           CWA is an independent contractor under this Agreement. Except as expressly set forth herein, CWA does not have the authority to, and CWA hereby agrees that it shall not, directly or indirectly, contract for any obligations of any kind in the name of or chargeable against Advisors without the prior written consent of Advisors. All persons providing services to Advisors shall be employees or independent contractors under the supervision of CWA, and shall not be employees of Advisors with respect to such services. As such, CWA shall furnish all materials, supplies and personnel necessary to perform its obligations as part of the Support Services, and CWA shall have the sole responsibility of paying the salaries, taxes and all other expenses relating to each employee of CWA, including those employees that provide services to Advisors pursuant to this Agreement.

(b)          Advisors is an independent contractor under this Agreement. Except as expressly set forth herein, Advisors does not have the authority to, and Advisors hereby agrees that it shall not, directly or indirectly, contract for any obligations of any kind in the name of or chargeable against CWA without the prior written consent of CWA. All persons providing services to CWA shall be employees or independent contractors under the supervision of Advisors, and shall not be employees of CWA with respect to such services. As such, Advisors shall furnish all materials, supplies and personnel necessary to perform its obligations as part of the Support Services, and Advisors shall have the sole responsibility of paying the salaries, taxes and all other expenses relating to each employee of Advisors, including those employees that provide services to CWA pursuant to this Agreement.

(c)          On or about the Effective Date, A. Haag Sherman (“Sherman”) became the Chief Executive Officer and a member of the Board of Managers of Tectonic Services, LLC, a Texas limited liability company (“MGMT”), which is (i) the manager of Tectonic Holdings, LLC, a Texas limited liability company, which is the sole member of Advisors, and (ii) the manager of Advisors. The Parties acknowledge that Sherman would not have undertaken these positions with MGMT without CWA agreeing to continue to provide to Advisors the Services set forth herein. Therefore, the Parties hereby agree that Sherman shall be, and is hereby, named as an express third-party beneficiary of this Agreement, with full rights as such.

8.           Assignment. Neither this Agreement, nor any rights or obligations hereunder, shall be assignable by either Party hereto unless approved in writing by the other Party and Sherman. CWA and Advisors retain the right to subcontract for performance of any portion of its duties hereunder by one or more third parties, provided that neither CWA nor Advisors shall be released from its liabilities and obligations hereunder without the express written consent of Sherman.

9.           Successors and Assigns Bound. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. In connection with the transactions contemplated by this Agreement, III:I Financial Management Research, L.P. (“FMR”) shall be converted from a Texas limited partnership to Advisors. The Parties hereto agree that this Agreement shall be binding on FMR and any successor thereto, including Advisors.

10.         Amendments. No amendment or modification of this Agreement shall be valid or binding upon any Party hereto unless made in writing and signed by its duly authorized officer; provided, however, the Parties may not amend or terminate this Agreement without the prior written consent of Sherman.

11.          Governing Law. The validity and effect of this Agreement and the rights and obligations of the Parties hereto shall be construed and determined in accordance with the laws of the State of Texas, without regard to conflict of laws principles.

12.        Entire Agreement. This Agreement contains all of the terms agreed upon by the Parties with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and communications between the Parties dealing with such subject matter, whether oral or written.

13.          Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

14.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

15.          Arbitration. Any dispute, controversy or claim arising under or relating to this Agreement or any breach or threatened breach hereof (an “Arbitrable Dispute”) shall be resolved exclusively by final and binding arbitration in the State of Texas administered by the American Arbitration Association pursuant to its Commercial Arbitration Rules. Any demand for arbitration shall be in writing, shall be served on the other Party in the manner prescribed herein for the giving of notices, and shall set forth a short statement of the factual basis for the claim, specifying the matter or matters to be arbitrated. The Arbitrable Dispute shall be heard by a three arbitrator panel. In a three member panel arbitration, each of the two Parties to the Arbitrable Dispute shall select one independent arbitrator expert in the subject matter of the Arbitrable Dispute from that Party’s list of three independent arbitrators after the other Party (or representative, if applicable) has had the opportunity to designate as objectionable and eliminate one arbitrator from the other’s list within seven days after submission thereof. The two arbitrators so selected by the Parties shall select a third independent arbitrator expert in the matter of the Arbitrable Dispute. Any arbitration pursuant hereto shall be conducted by the Arbitrators under the guidance of the Federal Rules of Civil Procedure and the Federal Rules of Evidence, but the Arbitrators shall not be required to comply strictly with such Rules in conducting any such arbitration. All such arbitration proceedings shall take place in the State of Texas. The fees and expenses of the Arbitrators and any related costs and expenses initially shall be borne equally by the two sides to the Arbitrable Dispute. The Arbitrators shall have the authority to award any remedy or relief that a state district court of the State of Texas could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the awarding of punitive damages, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The Arbitrators shall render their decision and award in writing and counterpart copies thereof shall be delivered to each Party. The decision and award of the Arbitrators shall be binding on all Parties. In rendering such decision and award, the Arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement. Any Party to the arbitration may seek to have judgment upon the award rendered by the Arbitrators entered in any court having jurisdiction thereof. Each Party agrees that it will not file any suit, motion, petition or otherwise commence any legal action or proceeding for any matter which is required to be submitted to arbitration as contemplated herein except in connection with the enforcement of an award rendered by the Arbitrators. Upon the entry of an order dismissing or staying any action or proceeding filed contrary to the preceding sentence, the Party which filed such action or proceeding shall promptly pay to the other Party the reasonable attorney’s fees, costs and expenses incurred by such other Party prior to the entry of such order.

15.         Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and Sherman, and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

16.         No Strict Construction. The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives.

CWA:

CAIN, WATTERS & ASSOCIATES, P.L.L.C.

By:	/s/ Daniel C. Wicker
Name:	Daniel C. Wicker
Title:	Managing Member

Signature Pages to
Support Services Agreement

ADVISORS:

TECTONIC ADVISORS, LLC

By:	Tectonic Services, LLC, its manager

	By:	/s/ A. Haag Sherman
	Name:	A. Haag Sherman
	Title:	Chief Executive Officer

Signature Pages to
Support Services Agreement

Appendix A

Support Services to be Rendered by CWA

CWA shall provide all of the services to Advisors that it has historically provided, at no cost to Advisors, which shall include (but not be limited to) the following:

1.           Corporate Communications;

2.           Compliance;

3.           In-house Information Technology;

4.           Administrative;

5.           Finance and Accounting;

6.           Public Relations Support; and

7.           Such other support services as may be agreed to by the Parties either in writing, by oral agreement, or through Advisors’s receipt of benefits of such other services without reasonable timely objection by CWA.

Appendix B

Management Services to be Rendered by Advisors

Advisors shall provide all of the services to CWA that it has historically provided under the existing Agreement to Provide Financial Management Research Services effective January 15, 2006, which shall include (but not be limited to) the following:

1.           Asset Management Services;

2.           Investment Manager Oversight; and

3.           Such other asset management services as may be agreed to by the Parties either in writing, by oral agreement, or through CWA’s receipt of benefits of such other services without reasonable timely objection by Advisors.